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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934



Date of Report (Date of earliest event reported) February 25, 2000



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





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Item 5.  Other Events

     On February 25, 2000, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated February 25, 2000, regarding planned asset sale.



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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    February 25, 2000                 /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President and
                                           Chief Executive Officer


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                                     EXHIBIT






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NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE:  IMMEDIATE

CONTACT:  Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
          (312) 664-4320


                    NORTH BANCSHARES, INC. ANNOUNCES
                          PLANNED ASSET SALE


     CHICAGO, IL, FEBRUARY 25, 2000, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank, today announced they have signed an agreement for the sale of a parcel of real estate that has been used as a customer and employee parking lot. The transaction, which is expected to close early second quarter, would generate an after-tax gain of approximately $950,000 or $.76 per diluted share and annual cost savings of approximately $50,000 due to the elimination of real estate taxes and maintenance of the property. The Bank will retain certain parking facilities for employees. The Company will also be able to take advantage of capital loss carryforwards which would have expired this year.

     Joseph A. Graber, President and Chief Executive Officer, commented:

     "Our business plan calls for a review of development alternatives for the Bank's real estate in order to maximize earnings. We reviewed a number of development alternatives for our employee parking lot and determined that this type of transaction would provide the best value for our shareholders and the Company. For federal income tax purposes, the gain on the sale of the parking lot will be partially offset by a capital loss carryforward. Also there are certain state income tax benefits that can be taken advantage of as a result of the transaciton. In addition, the reinvested proceeds and cost savings on the sale will help to improve our future earnings and efficiency ratio, thereby unlocking value for our shareholders."

     North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has seved the north side of Chicago from its office in Old Town since 1886. It also opeates a branch office in wilmette, Il. For 45 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Informaiton Services, Inc.
North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of the Lincoln Park Chamber of Commerce, the Old Town Chamber of Commerce and the Human Capital Council. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

     When used in this press release the words or phrases "will likely result, " "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

     The company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revision which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the ocourrence of anticipated or unanticipated events.